CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated June 25, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 4.

                                                     /s/ Arthur Andersen LLP
                                                     ARTHUR ANDERSEN LLP

Cincinnati, Ohio,
September 28, 1999